Exhibit 99.1

Herbalife Engages PricewaterhouseCoopers LLP As Auditors

May 21, 2013, LOS ANGELES—(BUSINESS WIRE)— Herbalife Ltd. (NYSE:HLF), today filed a Form 8-K indicating that the Audit Committee of its Board of Directors has engaged PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors. PwC will commence work immediately to re-audit the Company’s consolidated financial statements for the fiscal years ended December 31, 2010, 2011 and 2012. PwC will also review the Company’s condensed consolidated financial statements for the first quarter of 2013. The engagement of PwC was made after an extensive evaluation process by the Company’s Audit Committee.

As previously announced, the change in auditors was the result of KPMG LLP’s (“KPMG”) resignation as Herbalife’s independent auditors, due to the impairment of KPMG’s independence resulting from its now former partner’s alleged unlawful activities. As stated by KPMG, their resignation was not related to Herbalife’s financial statements, its accounting practices, the integrity of Herbalife’s management, or for any other reason.

“We are very pleased to have engaged PwC to serve as the Company’s independent auditor. They will begin work immediately to re-audit the Company’s December 31, 2010, 2011 and 2012 consolidated financial statements. Investors should rest assured that the Company will be working to assist PwC in any way necessary to facilitate their work,” said the chairman of Herbalife’s audit committee Leroy Barnes.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global nutrition company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in over 80 countries through and to a network of independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife’s website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•

the resignation of our former independent registered public accounting firm, its withdrawal of its audit reports with respect to certain of our historical financial statements, and any difficulties we may encounter as a part of the re-audit of our predecessor auditor’s work;

•

any collateral impact resulting from the ongoing worldwide financial environment including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a difficult economic environment;

•	our relationship with, and our ability to influence the actions of, our distributors;

•	improper action by our employees or distributors in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;

•	the competitive nature of our business;

•

regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;

•	legal challenges to our network marketing program;

•

risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

•	our dependence on increased penetration of existing markets;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our distributors;

•	product liability claims;

•	whether we will purchase any of our shares in the open markets or otherwise; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Herbalife Ltd.

Barbara Henderson

SVP, Worldwide Corp. Communications

213-745-0517

or

Amy Greene

VP, Investor Relations

213-745-0474

Source: Herbalife Ltd.